Exhibit 99.1
      JOINT FILER INFORMATION

      Each of the following joint filers has designated CGLH Partners I LP as the "Designated Filer" for purposes of Item 1 of the attached Form 4:

      (1)  SMW-IHC, LLC
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (2)  Sherwood M. Weiser
           3250 Mary Street, Suite 500, Miami, Florida 33133

      Issuer & Ticker Symbol        Interstate Hotels & Resorts, Inc. (IHR)
      Date of Event                 05/28/2004